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                                                                   EXHIBIT 16.2

                         [Ernst & Young LLP Letterhead]


March 21, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4(b) of Form 8-K dated March 21, 2001, of Pinnacle Holdings Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in
Item 4(a) of the above referenced filing.



                                          /s/ Ernst & Young LLP